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                                                                    EXHIBIT 4.01


                                   INTUIT INC.

                  1998 OPTION PLAN FOR MERGERS AND ACQUISITIONS

                          As Adopted November 11, 1998


     1. PURPOSE. The purpose of the Plan is to provide incentives to retain and motivate eligible persons whose present and potential contributions are important to the success of the Company (or any Parent, Subsidiary or Affiliate of the Company), by offering those persons an opportunity to participate in the Company's future performance through awards of Options. Capitalized terms are defined in Section 21 if they are not otherwise defined in other sections of the Plan.

     2.   SHARES SUBJECT TO THE PLAN.

          2.1 Number of Shares Available. Subject to Sections 2.2 and 16, the total number of Shares reserved and available for grant and issuance pursuant to Options under the Plan shall be 1,000,000 Shares. Subject to Sections 2.2 and 16, Shares will again be available for grant and issuance in connection with future Options under the Plan if the Shares: (a) are subject to issuance upon exercise of an Option but cease to be subject to the Option for any reason other than exercise of the Option; (b) are issued on exercise of an Option but are repurchased by the Company at the original issue price because the Shares are unvested at the time of the Participant's Termination. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Options granted under the Plan.

          2.2 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance under the Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Options, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided that fractions of a Share will not be issued but will either be paid in cash at Fair Market Value, or will be rounded up to the nearest Share, as determined by the Committee; and provided further that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

     3. ELIGIBILITY. Only persons who commence providing services to the Company or any Parent, Subsidiary or Affiliate of the Company as a result of a merger or acquisition by the Company or any Parent, Subsidiary or Affiliate of the Company may receive Options under the Plan. Options may be granted to such individuals only for a period of up to eighteen months following the closing of the merger or acquisition. Options may be granted to employees, officers, consultants, independent contractors and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company. Options awarded to Insiders or to other individuals who are officers of the Company may not exceed in the aggregate forty-five percent (45%) of all Shares that are reserved for grant under the Plan and employees who are not officers of Intuit must receive at least fifty-one percent (51%) of all Shares that are reserved for grant under the Plan. Only consultants, contractors and advisors that render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction may be granted Options under the Plan. A person may be granted more than one Option under the Plan.


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     4.   ADMINISTRATION.

          4.1 Committee Authority. The Plan shall be administered by the Committee. Subject to the terms and conditions of the Plan, the Committee will have full power to implement and carry out the Plan. Without limiting the previous sentence, the Committee will have the authority to:

               (a) construe and interpret the Plan, any Stock Option Agreement and any other agreement or document executed pursuant to the Plan;

               (b) prescribe, amend and rescind rules and regulations relating to the Plan, including determining the forms and agreements used in connection with the Plan; provided that the Committee may delegate to the President, the Chief Financial Officer or the officer in charge of Human Resources, in consultation with the General Counsel, the authority to approve revisions to the forms and agreements used in connection with the Plan that are designed to facilitate Plan administration, and that are not inconsistent with the Plan or with any resolutions of the Committee relating to the Plan;

               (c) select persons to receive Options; provided that the Committee may delegate to one or more executive officers of the Company the authority to grant an Option under the Plan to Participants who are not Insiders of the Company;

               (d)  determine the terms of Options;

               (e)  determine the number of Shares subject to Options;

               (f) determine whether Options will be granted singly, in combination, or in tandem with, in replacement of, or as alternatives to, other Options under the Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

               (g)  grant waivers of Plan or Option conditions;

               (h)  determine the vesting, exercisability of Options;

               (i) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Option or any Stock Option Agreement;

               (j)  determine whether an Option has been earned;

               (k) amend the Plan, except for amendments that increase the number of Shares available for issuance under the Plan or change the eligibility criteria for participation in the Plan; or

               (l) make all other determinations necessary or advisable for the administration of the Plan.

          4.2 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Option shall be made in its sole discretion at the time of grant of the Option or, unless in contravention of any express term of the Plan or Option, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Option under the Plan. Any dispute regarding the interpretation of the Plan or any Stock Option Agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

     5. OPTIONS. Only nonqualified stock options that do not qualify as incentive stock options within the meaning of the section 422(b) Code may be granted under the Plan. The Committee may grant Options to


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eligible persons and will determine (i) the number of Shares subject to the
Option, (ii) the Exercise Price of the Option, (iii) the period during which the Option may be exercised, and (iv) all other terms and conditions of the Option, subject to the following:

          5.1 Form of Option Grant. Each Option granted under the Plan will be evidenced by a Stock Option Agreement. The Stock Option Agreement will be substantially in a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

          5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant the Option, unless a later date is otherwise specified by the Committee. The Stock Option Agreement, and a copy of the Plan and the current Prospectus for the Plan (plus any additional documents required to be delivered under applicable laws), will be delivered to the Participant within a reasonable time after the Option is granted. The Plan, the Prospectus and other documents may delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

          5.3 Exercise Period and Expiration Date. Options will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Stock Option Agreement, subject to the provisions of
Section 5.6, and subject to Company policies established by the Committee (or by individuals to whom the Committee has delegated responsibility) from time to time with respect to vesting during leaves of absences. The Stock Option Agreement shall set forth the last date that the option may be exercised (the "Expiration Date"). The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares subject to the Option as the Committee determines.

          5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than Fair Market Value (and not less than the par value of the Shares); of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 6 of the Plan and the Stock Option Agreement.

          5.5 Procedures for Exercise. A Participant may exercise Options by following the procedures established by the Company's Stock Administration Department, as communicated and made available to Participants through the stock pages on the Intuit Legal Department intranet web site, and/or through the Company's electronic mail system.

          5.6 Termination. Any Option granted to a Participant will cease to vest on the Participant's Termination. Following a Participant's Termination, the Participant's Option may be exercised (to the extent such Option was exercisable immediately prior to the Termination Date):

               (a) no later than 90 days after the Termination Date if a Participant is Terminated for any reason except death or Disability, unless a longer time period, not exceeding five years, is specifically set forth in the Participant's Stock Option Agreement; provided that no Option may be exercised after the Expiration Date of the Option; or

               (b) no later than (i) twelve months after the Termination Date in the case of Termination due to Disability or (ii) eighteen months after the Termination Date in the case of Termination due to death or if a Participant dies within three months of the Termination Date, unless a longer time period, not exceeding five years, is specifically set forth in the Participant's Stock Option Agreement; provided that no Option may be exercised after the Expiration Date of the Option.

          5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option; provided that the minimum number will not prevent a Participant from exercising an Option for the full number of Shares for which it is then exercisable.


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          5.8  Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor; provided that any such action may not, without the written consent of Participant, impair any of Participant's rights under any Option previously granted. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected, by a written notice to them; provided, however, that the exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of the Plan for Options granted on the date the action is taken to reduce the Exercise Price; and provided, further, that the Exercise Price shall not be reduced below the par value of the Shares.

     6.   PAYMENT FOR SHARE PURCHASES.

          6.1 Payment. Payment for Shares purchased pursuant to the Plan may be made by any of the following methods (or any combination of such methods) that are described in the applicable Stock Option Agreement and that are permitted by law:

               (a)  in cash (by check);

               (b) by cancellation of indebtedness of the Company to the Participant;

               (c) by surrender of Shares that either: (1) were obtained by the Participant in the public market; or (2) if the Shares were not obtained in the public market, they have been owned by the Participant for more than six months and have been paid for within the meaning of SEC Rule 144 (and, if the Shares were purchased from the Company by use of a promissory note, the note has been fully paid with respect to the Shares);

               (d) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that a Participant who is not an employee of the Company may not purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; and provided, further, that the portion of the Exercise Price equal to the par value of the Shares must be paid in cash.

               (e) by waiver of compensation due or accrued to Participant for services rendered;

               (f)  by tender of property; or

               (g) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

                    (1) through a "same day sale" commitment from Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares purchased in order to pay the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of the Shares to forward the Exercise Price directly to the Company; or

                    (2) through a "margin" commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of the Shares to forward the Exercise Price directly to the Company.

          6.2 Loan Guarantees. The Committee may, in its sole discretion, help a Participant pay for Shares purchased under the Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.


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          6.3  Issuance of Shares. Upon payment of the applicable Exercise Price
(or a commitment for payment from the NASD Dealer designated by the Participant in the case of an exercise by means of a "same-day sale" or "margin" commitment), and compliance with other conditions and procedures established by the Company for the purchase of shares, the Company shall issue the Shares registered in the name of Participant (or in the name of the NASD Dealer designated by the Participant in the case of an exercise by means of a "same-day sale" or "margin" commitment) and shall deliver certificates representing the Shares (in physical or electronic form, as appropriate). The Shares may be subject to legends or other restrictions as described in Section 12 of the Plan.

     7.   WITHHOLDING TAXES.

          7.1 Withholding Generally. Whenever Shares are to be issued under Options granted under the Plan, the Company may require the Participant to pay to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate(s) for the Shares. If a payment in satisfaction of an Option is to be made in cash, the payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

          7.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Option that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may, in its sole discretion, allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee.

     8. PRIVILEGES OF STOCK OWNERSHIP. No Participant will have any rights as a stockholder of the Company with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to the Shares; provided, however, that if the Shares are unvested, any new, additional or different securities the Participant may become entitled to receive with respect to the Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the unvested Shares; provided further, that the Participant will have no right to retain such dividends or distributions with respect to Shares that are repurchased at the Participant's original Exercise Price pursuant to Section 10.

     9. TRANSFERABILITY. Options granted under the Plan, and any interest therein, shall not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the Plan and specific Stock Option Agreement provisions relating thereto. During the lifetime of the Participant an Option shall be exercisable only by the Participant, and any elections with respect to an Option may be made only by the Participant.

     10. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Stock Option Agreement a right to repurchase all or a portion of a Participant's Shares that are not "Vested" (as defined in the Stock Option Agreement), following the Participant's Termination, at any time within ninety days after the later of (i) the Participant's Termination Date or (ii) the date the Participant purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness with respect to Shares, at the Participant's original Exercise Price; provided that upon assignment of the right to repurchase, the assignee must pay the Company, upon assignment of the right to repurchase, cash equal to the excess of the Fair Market Value of the Shares over the original Exercise Price.


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     11.  CERTIFICATES. All certificates for Shares or other securities delivered under the Plan (whether in physical or electronic form, as appropriate) will be subject to stock transfer orders, legends and other restrictions that the Committee deems necessary or advisable, including without limitation restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system on which the Shares may be listed.

     12. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other transfer instruments approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company, to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under the Plan will be required to pledge and deposit with the Company all or part of the Shares purchased as collateral to secure the payment of the Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in a form that the Committee has from time to time approved. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

     13. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Option shall not be effective unless the Option is in compliance with all applicable state, federal and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system on which the Shares may then be listed, as they are in effect on the date of grant of the Option and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state, federal or foreign securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

     14. NO OBLIGATION TO EMPLOY. Nothing in the Plan or any Option granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

     15. EXCHANGE AND BUYOUT OF OPTIONS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Options in exchange for the surrender and cancellation of any or all outstanding Options. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

     16.  CORPORATE TRANSACTIONS.

          16.1 Assumption or Replacement of Options by Successor. In the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Options granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants),


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(b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, or (d) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company), any or all outstanding Options may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Options or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Options). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation, if any, refuses to assume or replace the Options, as provided above, pursuant to a transaction described in this Section 16.1, such Options shall expire in connection with the transaction at such time and on such conditions as the Board shall determine.

          16.2 Other Treatment of Options. Subject to any greater rights granted to Participants under Section 16.1, in the event of the occurrence of any transaction described in Section 16.1, any outstanding Options shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

          16.3 Assumption of Options by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Option under the Plan in substitution of such other company's award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Option granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Option under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to
Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

     17. ADOPTION. The Plan is effective on the date that it is adopted by the Board (the "Effective Date").

     18.  TERM OF PLAN. The Plan will terminate ten years from the Effective
Date.

     19. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Stock Option Agreement or instrument to be executed pursuant to the Plan. In addition, pursuant to Section 4.1(k), the Board has delegated to the Committee the authority to make certain amendments to the Plan. In addition, no amendment that is detrimental to a Participant may be made to any outstanding Option without the consent of the Participant.

     20. NONEXCLUSIVITY OF THE PLAN; UNFUNDED PLAN. Neither the adoption of the Plan by the Board nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The Plan shall be unfunded. Neither the Company nor the Board shall be required to segregate any assets that may at any time be represented by Options made pursuant to the Plan. Neither the Company, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.


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     21.  DEFINITIONS. As used in the Plan, the following terms shall have the following meanings:

               (a) "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

               (b)  "Board" means the Board of Directors of the Company.

               (c) "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

               (d) "Committee" means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board. Each member of the Committee shall be (i) a "non-employee director" for purposes of Section 16 and Rule 16b-3 of the Exchange Act, and (ii) an "outside director" for purposes of Section 162(m) of the Code, unless the Board has fewer than two such outside directors.

               (e) "Company" means Intuit Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

               (f)  "Disability" means a disability within the meaning of
                    Section 22(e)(3) of the Code, as determined by the Committee.

               (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

               (h) "Exercise Price" means the price at which a Participant who holds an Option may purchase the Shares issuable upon exercise of the Option.

               (i) "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

                    (1) if such Common Stock is then quoted on the NASDAQ National Market, its last reported sale price on the NASDAQ National Market on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

                    (2) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

                    (3) if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

                    (4) if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.


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               (j)  "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common
                    Stock are subject to Section 16 of the Exchange Act.

               (k) "NASD Dealer" means broker-dealer that is a member of the National Association of Securities Dealers, Inc.

               (l) "Option" means an award of an option to purchase Shares pursuant to Section 5 of the Plan.

               (m) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Option under the Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               (n) "Participant" means a person who receives an Option under the Plan.

               (o) "Plan" means this Intuit Inc. 1998 Option Plan for Mergers and Acquisitions, as amended from time to time.

               (p) "Prospectus" means the prospectus relating to the Plan, as amended from time to time, that is prepared by the Company and delivered or made available to Participants pursuant to the requirements of the Securities Act.

               (q)  "SEC" means the Securities and Exchange Commission.

               (r) "Securities Act" means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

               (s) "Shares" means shares of the Company's Common Stock $0.01 par value, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 16, and any successor security.

               (t) "Stock Option Agreement" means an agreement evidencing the award of an Option.

               (u) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               (v) "Termination" or "Terminated" means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, consultant, independent contractor or advisor, to the Company or a Parent, Subsidiary or Affiliate of the Company; provided that a Participant shall not be deemed to be Terminated if the Participant is on a leave of absence approved by the Committee or by an officer of the Company designated by the Committee; and provided further, that during any approved leave of absence, vesting of Options shall be suspended or continue in accordance with guidelines established from time to time by the Committee. Subject to the foregoing, the Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

                  INTUIT INC. 1998 OPTION PLAN GRANT AGREEMENT

Intuit Inc., a Delaware corporation (the "Company"), hereby grants a nonqualified stock option ("Option") to Participant named below, pursuant to the Company's 1998 Option Plan for Mergers and Acquisitions (the "Plan"), to purchase shares of the Company's Common Stock, $0.01 par value per share ("Common Stock") as described below. This Option is subject to all of terms and conditions of the Plan, which is attached to this Agreement and incorporated into this Agreement by reference. All capitalized terms in this Agreement that are not defined in the Agreement have the meanings given to them in the Plan.

      NAME OF PARTICIPANT:
      SOCIAL SECURITY NUMBER:
      ADDRESS:

      NUMBER OF SHARES:
      EXERCISE PRICE PER SHARE:
      DATE OF GRANT:
      FIRST VESTING DATE:
      EXPIRATION DATE:
      VESTING SCHEDULE: So long as Participant is providing services to the
                        Company, 25% of the Shares will vest on the First Vesting Date; then 2.0833% of the Shares will vest on each monthly anniversary of the First Vesting Date until 100% vested. On Termination, vesting will cease and Participant may exercise the Option only as provided in
                        Section 5.6 of the Plan. Vesting may also be suspended in accordance with Company policies, as described in
                        Section 5.6 of the Plan.

To exercise this Option, Participant must follow the exercise procedures established by the Company, as described in Section 5.5 of the Plan. This Option may be exercised only with respect to vested shares. Payment of the Exercise Price for the Shares may be made in cash (by check) and/or, if a public market exists for the Company's Common Stock, by means of a Same-Day-Sale Commitment or Margin Commitment from Participant and an NASD Dealer (as described in Section
9.1 of the Plan). Upon exercise of this Option, Participant understands that the Company may be required to withhold taxes.

THIS AGREEMENT (INCLUDING THE PLAN, WHICH IS INCORPORATED BY REFERENCE) CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE COMPANY AND THE PARTICIPANT WITH RESPECT TO THIS OPTION, AND SUPERSEDES ALL PRIOR AGREEMENTS OR PROMISES WITH RESPECT TO THE OPTION. EXCEPT AS PROVIDED IN THE PLAN, THIS AGREEMENT MAY BE AMENDED ONLY BY A WRITTEN DOCUMENT SIGNED BY THE COMPANY AND THE PARTICIPANT. SUBJECT TO THE TERMS OF THE PLAN, THE COMPANY MAY ASSIGN ANY OF ITS RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT, AND THIS AGREEMENT SHALL BE BINDING ON, AND INURE TO THE BENEFIT OF, THE SUCCESSORS AND ASSIGNS OF THE COMPANY. SUBJECT TO THE RESTRICTIONS ON TRANSFER OF THE OPTION DESCRIBED IN THE PLAN, THIS AGREEMENT SHALL BE BINDING ON PARTICIPANT'S PERMITTED SUCCESSORS AND ASSIGNS (INCLUDING HEIRS, EXECUTORS, ADMINISTRATORS AND LEGAL REPRESENTATIVES). ALL NOTICES REQUIRED UNDER THIS AGREEMENT OR THE PLAN MUST BE MAILED OR HAND-DELIVERED TO THE COMPANY OR THE PARTICIPANT AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT, OR AT SUCH OTHER ADDRESS DESIGNATED IN WRITING BY EITHER OF THE PARTIES TO THE OTHER.

Additional information about the Plan and this Option (including certain tax consequences of exercising the Option and disposing of the Shares) is contained in the Prospectus for the Plan. A copy of the Prospectus is available on the stock options pages of the Intuit Legal Department intranet web site and on the Stock Option Bulletin Board on the Company's electronic mail system, or by calling Sharon Savatski, the Company's Senior Stock Administrator, at (650) 944-6504.

The Company has signed this Option Agreement effective as the Date of Grant.

                                     INTUIT INC.
                                     2550 Garcia Avenue
                                     Mountain View, California 94043

                                     By:
                                        ----------------------------------------
                                        Greg J. Santora, Chief Financial Officer


                            PARTICIPANT'S ACCEPTANCE

I accept this Agreement and agree to the terms and conditions in this Agreement and the Plan. I acknowledge that I have received a copy of the Company's 1998 Option Plan for Mergers and Acquisitions, and I understand and agree that this Agreement is not meant to interpret, extend, or change the Plan in any way, nor to represent the full terms of the Plan. If there is any discrepancy, conflict or omission between this Agreement and the provisions of the Plan as interpreted by the Company, the provisions of the Plan shall apply.

                                     Signature:
                                               ---------------------------------
                                     Date:
                                          --------------------------------------